                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                   SCHEDULE 14c INFORMATION
                                          STATEMENT
                                           PURSUANT
                               TO SECTION 14c OF THE SECURITIES
                                     EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]     Preliminary Information Statement

[ ]     Confidential, Use of the Commission Only (as permitted by Rule 14c-5(d)
        (2)) Statement

[X]     Definitive Information Statement

[ ]     Definitive Additional Materials


                                 KINAM GOLD INC.
             -------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

        Fee computed on table below per Exchange Act Rules 14c-5(g) (4) and 0-11.

1)      Title of each class of securities to which transaction applies:

2)      Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the fee is calculated and state how it was determined):

4)      Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)      Amount Previously Paid:

2)      Form, Schedule or Registration Statement No.:

3)      Filing Party:

4)      Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 10, 1999
                                 KINAM GOLD INC.


TO THE SHAREHOLDERS:

You are cordially invited to attend a Meeting of Shareholders of Kinam Gold Inc. (the "Company"), which will be held on June 10, 1999 at 9:30 a.m., at the Main Boardroom, Smith Lyons, 62nd Floor, 40 King Street West, Toronto, Ontario, M5H 3Y2 (the "Annual Meeting"), for the following purposes, which are more fully described in the Information Statement accompanying this Notice:

        (i) To elect five directors of the Company, each to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

        (ii) To ratify the appointment of Deloitte & Touche LLP as independent auditor of the Company for the fiscal year ending December 31, 1999; and

        (iii) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 10, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the Annual Meeting in person.



                                        By Order of the Board of Directors

                                        /s/ Shelley M. Riley
                                        ----------------------------------------
                                        Shelley M. Riley
                                        Secretary


May 10, 1999

                                 KINAM GOLD INC.
                             185 SOUTH STATE STREET
                                    SUITE 820
                              SALT LAKE CITY, UTAH
                                      84111

                              INFORMATION STATEMENT

                         Annual Meeting of Shareholders

                                  June 10, 1999

This Information Statement is being furnished by Kinam Gold Inc., a Delaware corporation (the "Company"), to the holders of the Company's common stock, $0.01 par value (the "Common Stock") and $3.75 Series B Convertible Preferred Stock (the "Preferred Stock"), in connection with the 1999 Annual Meeting of Shareholders of the Company (the "Annual Meeting"). At the Annual Meeting, shareholders will consider and vote upon the following matters:

a)      the election of directors;

b) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

c) the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Information Statement and the Notice of Annual Meeting of Shareholders are first being mailed to shareholders of the Company on or about May 10, 1999.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company will bear all costs and expenses relating to preparing, printing and mailing to shareholders this Information Statement and accompanying materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Record Date

The Board of Directors of the Company (the "Board") has fixed the close of business on May 10, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 92,213,988 shares of Common Stock and 1,840,000 shares of Preferred Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of record of the shares of Preferred Stock on the Record Date entitled to vote at the Annual Meeting are entitled to cast 1.4 votes per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 92,213,988 attached Common Stock votes and 2,576,000 Preferred Stock votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Required Vote

A majority of the outstanding shares of voting stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Delaware corporate law and the Articles of Incorporation and Bylaws of the Company (the "Bylaws"), once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

In the election of directors, the five nominees receiving the highest number of votes will be elected. For ratification of the appointment of the independent auditor, the votes cast in favor of such proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

The Preferred Stock is traded on The New York Stock Exchange (the "NSYE") under the symbol "KGCPrB".

OTHER THAN DULY AUTHORIZED OFFICERS OF THE COMPANY, NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS INFORMATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF, OR THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                       -----------------------------------

                 THIS INFORMATION STATEMENT DOES NOT CONSTITUTE
                    AN OFFER TO SELL OR A SOLICITATION OF AN
                   OFFER TO BUY ANY SECURITIES OF THE COMPANY.

                       -----------------------------------

            The date of this Information Statement is April 30, 1999.

CHANGE OF CONTROL

On June 1, 1998, the Company, Kinross Gold Corporation ("Kinross") and Kinross Merger Corporation, a newly-formed, wholly-owned subsidiary of Kinross ("Merger Corp."), effected a business combination whereby Merger Corp. was merged with and into the Company and the Company became a subsidiary of Kinross (the "Kinross Merger"). Subsequent to the consummation of the Kinross Merger, Kinross transferred to Kinross Gold, U.S.A., Inc., a wholly-owned subsidiary of Kinross ("Kinross U.S.A."), all of the shares of the Company's Common Stock, par value $0.01 (the "Common Stock") and the Company became a subsidiary of Kinross, U.S.A. The consideration paid by Kinross in consideration of all of the issued and outstanding shares of Common Stock consisted of 92,213,988 common shares of Kinross, together with the assumption or retirement of certain liabilities of the Company. As a result of the Kinross Merger and subsequent transfer of Common Stock to Kinross USA, Kinross USA owns 92,213,988 shares of Common Stock, representing 100% of the issued and outstanding shares of Common Stock and approximately 97.3% of the total voting rights of the Company.

ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Annual Meeting, five directors of the Company (constituting the entire Board) are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. Each of the nominees for director identified below is currently a director of the Company. In the election of directors, each shareholder shall have the right to vote the number of shares owned by the shareholder for as many nominees as there are directors to be elected, but may not cumulate votes in such election.

The table below sets forth the name, age, positions and term of office of each director of the Company:

NAME                        AGE            POSITION                     DIRECTOR SINCE
----                        ---            --------                     --------------

JOHN A. BROUGH              52             DIRECTOR                     1998
ARTHUR H. DITTO             58             DIRECTOR, PRESIDENT          1998
JOHN M.H. HUXLEY            54             DIRECTOR                     1998
JOHN W. IVANY               55             DIRECTOR                     1998
BRIAN W. PENNY              36             DIRECTOR, TREASURER          1998

COMMITTEES AND MEETINGS

The Board has formed a standing Audit Committee, the members of which are John
F. Brough, John W. Ivany, and John M.H. Huxley. The Audit Committee held one meeting during the year ending December 31, 1998. The Audit Committee's functions include the recommendation of the Company's independent auditor, and the review of the Company's internal accounting and financial practices and controls and all services performed by the Company's independent auditor.

The Board has also formed a standing Compensation Committee, the current members of which are Arthur H. Ditto, John W. Ivany and Brian W. Penny. Prior to the completion of the Kinross Merger, the members of the Compensation Committee consisted of Richard Block and Vernon Taylor. The Compensation Committee held one meeting during the year ended December 31, 1998. The Compensation Committee's functions include the determination of compensation polices of the Company, including the determination of compensation payable to the Chief Executive Officer and the other executive officers of the Company.

Additionally, the Board has formed a standing Benefits Committee comprised solely of directors, the members of which are Arthur H. Ditto, John W. Ivany and Brian W. Penny. The Benefits Committee did not meet during the year ended December 31, 1998. The Benefits Committee's functions include direction and oversight of the Company's tax qualified and welfare benefit plans.

During the fiscal year ending December 31, 1998, there were four meetings held by the Board. All of the directors attended at least 75% of the meetings of the Board and committee meetings on which they served.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

DIRECTORS

John A. Brough has served as a director of the Company since June 1998. Mr. Brough has been Executive Vice-President of Wittington Investments Limited and President of Torwest Inc. since February 1998, prior to which he was Executive Vice-President and Chief Financial Officer of iStar Internet Inc. From February 1996 to February 1998, Mr. Brough was Senior Vice-President and Chief Financial Officer of Markborough Properties Inc. Mr. Brough has been a director of Kinross since January 1994. Mr. Brough is a director of Torwest Inc. and Windsor Properties Inc. Mr. Brough resides in Toronto, Ontario.

Arthur H. Ditto has served as a director of the Company since June 1998. Mr. Ditto, has been the President and Chief Operating Officer of Kinross since May 1993. Mr. Ditto is also a director of E-Crete Products, Inc., a building materials company, and Montana Tech Foundation, an educational funding foundation. Mr. Ditto resides in North York, Ontario.

John M.H. Huxley has served as a director of the Company since June 1998. Mr. Huxley has been the President and Chief Executive Officer of Algonquin Power Corporation Inc. since January 1990. Mr. Huxley has been a director of Kinross since May 1993. Mr. Huxley resides in Toronto, Ontario.

John W. Ivany has served as a director of the Company since June 1998. Mr. Ivany has been Executive Vice-President of Kinross since July 1995. From January, 1994 until July 1995 he was President of St. Philips Resources Inc., a resource company. Prior to 1994 he was Vice-President of Consolidated Ramrod Resources Corporation, a resource company. Mr. Ivany resides in Toronto, Ontario.

Brian W. Penny has served as a director of the Company since June 1998. Mr. Penny has been the Vice-President, Finance, and Chief Financial Officer of Kinross since May 1993. Mr. Penny resides in Markham, Ontario.

EXECUTIVE OFFICERS

Subsequent to the Kinross Merger, the following individuals were appointed to serve as the officers of the Company. The names, ages and office of all executive officers of the Company are as follows:

  NAME                                AGE                         OFFICE
  ----                                ---                         ------
  Arthur H. Ditto                     58                         President
  Robert W. Schafer                   45                         Vice President
  Brian W. Penny                      36                         Treasurer
  Shelley M. Riley                    42                         Secretary

Arthur H. Ditto has been the President of the Company since June 1998. Since May 1993, Mr. Ditto has been the President and Chief Operating Officer of Kinross. Prior to joining Kinross, Mr. Ditto was the President and Chief Executive Officer of Plexus Resources Corporation. Mr. Ditto is also a director of E-Crete Products, Inc. , a building materials company, and Montana Tech Foundation, an educational funding foundation.

Robert W. Schafer has been the Vice President of the Company since June 1998. Since July 1996, Mr. Schafer has been the Vice-President, Exploration of Kinross. Prior to joining Kinross he was the Regional Manager, Western U.S. Exploration of BHP Minerals International Exploration Inc., a resource company.

Brian W. Penny has been the Treasurer of the Company since June 1998. Since May 1993, Mr. Penny has been the Vice-President, Finance and Chief Financial Officer of Kinross.

Shelley M. Riley has been the Secretary of the Company since June 1998. Since June 1993, Ms. Riley has been the Corporate Secretary of Kinross.

COMPENSATION OF DIRECTORS

The directors of the Company appointed subsequent to the Kinross Merger receive no separate compensation for acting as directors. Prior to the Kinross Merger, all non-employee directors received an annual retainer of $15,000, and a $1,000 fee for attendance at each meeting of the Board of Directors. Non-employee members of committees of the Board of Directors were compensated at the rate of $600 per committee meeting attended, while committee chairmen received $1,000 per meeting attended.

Prior to the completion of the Kinross Merger, under the stock grant plan maintained by the Company for non-employee directors, on the day following the annual meeting of stockholders in each year, each director who was not then an officer or employee of the Company or any of its subsidiaries was granted 1,500 shares of Common Stock, until a maximum of 100,000 shares in the aggregate had been granted. As of January 30, 1998, a total of 30,000 shares had been granted to five directors. No shares were issued in 1998. The plan was terminated at the time of the Kinross Merger.

Prior to the completion of the Kinross Merger, the Company had a Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), under which any director who was not an employee of the Company could elect to defer all or a portion of his director's fees. Subsequent to the Kinross Merger, all amounts were settled with equivalent common shares of Kinross. The Deferred Compensation Plan was terminated at the time of the Kinross Merger.

EXECUTIVE COMPENSATION

The following table sets forth, for the three fiscal years ended December 31, 1998, the compensation paid to the Company's Chief Executive Officer, the former Chief Executive Officer and the two executive officers of the Company who received salary and bonus compensation in excess of $100,000 during the fiscal year ended December 31, 1998. (collectively, the "Named Executive Officers"). The current executive officers of the Company receive no compensation as officers of Kinam Gold Inc.

                           SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION                           LONG-TERM COMPENSATION AWARDS
                                      ---------------------                    ------------------------------------------
                                                                  OTHER        RESTRICTED     SECURITIES
NAME AND PRINCIPAL                                               ANNUAL           STOCK       UNDERLYING      ALL OTHER
-------------------        FISCAL     SALARY       BONUS          COMP.           AWARDS       OPTIONS/      COMPENSATION
POSITION                    YEAR        ($)         ($)            ($)            ($)(A)      SARS(#)(B)       ($)(C)
--------                   ------     ------       -----         -------       ---------      -----------    ------------
Arthur H. Ditto(D)          1998          NIL          NIL           NIL              NIL          NIL               NIL
President                   1997          N/A          N/A           N/A              N/A          N/A               N/A
                            1996          N/A          N/A           N/A              N/A          N/A               N/A

Milton H. Ward(E)(H)        1998      166,476           --            --               --      150,000                --
Chairman and                1997      309,590           --            --               --      100,000                --
Chief Executive Officer     1996      267,707           --            --               --           --                --

S. Scott Shellhaas (F)(H)   1998      139,287      100,000            --           25,160       60,000         1,949,943
President and Chief         1997      255,000      100,000                        153,125       38,000             7,680
Operating Officer           1996      165,000      100,000        50,565(G)                     50,000             6,187


(A) Awards of restricted stock under the long-term incentive plan for fiscal year 1997 were made in fiscal year 1998. Awards for fiscal year 1996 were made in January 1997. Amounts shown in the table reflect the fair market value of stock on the date of the award. Pursuant to the Kinross Merger 49,660 shares of restricted stock issued to Mr. Shellhaas were redeemed in exchange for a payment of $139,670.

(B) These amounts represent options to purchase shares of Common Stock awarded under the Company's Stock Option Plan.

(C) The fiscal year 1998 amounts shown include employer contributions to the Thrift Plan for Employees of Amax Gold Inc. (the "Thrift Plan") In addition, payments under the Key Employees Separation Plan included $1,260,000 for Mr. Shellhaas. Mr. Shellhaas was also accorded a tax gross-up of $684,291.

(D) Mr. Ditto was appointed President of the Company pursuant to the Kinross Merger. He receives no compensation from the Company.

(E) Amounts shown represent payments made by the Company to Cyprus Amax Minerals Company, a former affiliate of the Company, in respect of a portion of Mr. Ward's base salary and benefits attributable to his service as an officer of the Company.

(F) Mr. Shellhaas was elected an executive officer of the Company in April 1996. The 1996 amounts represent compensation for April through December 1996.

(G)     This amount represents moving expenses paid in 1996.

(H) Effective June 1, 1998 pursuant to the terms of the Kinross Merger, Messrs. Ward and Shellhaas resigned their respective positions with the Company and were replaced by the current officers of the Company.

OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning stock options granted to the Named Executives during 1998. THE POTENTIAL REALIZABLE VALUES AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR THE TERM OF THE OPTIONS SHOWN BELOW ARE PRESENTED PURSUANT TO RULES OF THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS NOT AWARE OF ANY MODEL OR FORMULA WHICH WILL DETERMINE WITH REASONABLE ACCURACY A PRESENT VALUE FOR STOCK OPTIONS BASED ON FUTURE UNKNOWN FACTORS. THE ACTUAL AMOUNT, IF ANY, REALIZED UPON THE EXERCISE OF STOCK OPTIONS WILL DEPEND UPON THE MARKET PRICE OF THE COMMON STOCK RELATIVE TO THE EXERCISE PRICE PER SHARE OF COMMON STOCK OF THE STOCK OPTION AT THE TIME THE STOCK OPTION IS EXERCISED. THERE IS NO ASSURANCE THAT THE POTENTIAL REALIZABLE VALUES OF STOCK OPTIONS REFLECTED IN THIS TABLE ACTUALLY WILL BE REALIZED.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                       ----------------------------------------------------------------  POTENTIAL REALIZABLE
                         NUMBER OF        % OF TOTAL                                       VALUE AT ASSUMED
                        SECURITIES       OPTIONS/SARs                                      ANNUAL RATES OF
                        UNDERLYING        GRANTED TO                                         STOCK PRICE
                       OPTIONS/SARS        EMPLOYEES       EXERCISE OR                     APPRECIATION FOR
                          GRANTED          IN FISCAL       BASE PRICE        EXPIRATION      OPTION TERM
NAME                      (#)(A)            YEAR(B)       ($/SHARE)(C)          DATE             5%($)           10%($)
----                   ------------       -----------     ------------       ----------  ---------------------  -------
Milton H. Ward            150,000             27.8            2.4375           1/2/08            552,661        840,019
S. Scott Shellhaas         60,000             11.1            2.4375           1/2/08            226,064        336,008

------------

(A) All options were granted with an alternative settlement method under which, in the Company's discretion, the option holder could exercise the option as if it were a stock appreciation right.

(B) The percentage calculation is based on a total of 539,679 options granted in fiscal year 1998. Stock options for 1996 and 1997 were granted in January 1997 and 1998, respectively.

(C) The exercise price for each grant is equal to 100% of the fair market value of Common Stock on the grant date. All options vest two years after the date of grant and have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(D) Pursuant to the Kinross Merger, all options reflected in the foregoing table were converted into options to purchase common shares of Kinross at the rate of .8004 Kinross common share for each share of Common Stock subject to the option. Therefore, at the time of the Kinross Merger, the options granted by the Company to Messrs. Ward and Shellhaas were converted to options to acquire 120,060 and 48,024 common shares of Kinross respectively at an exercise price of $3.04 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information concerning exercises of stock options by the Chief Executive Officer of the Company and the Named Executive Officers and stock options which remained unexercised at December 31, 1998. THE ACTUAL AMOUNT, IF ANY, REALIZED UPON EXERCISE OF A STOCK OPTION WILL DEPEND

UPON THE MARKET PRICE OF THE UNDERLYING SHARES OF STOCK RELATIVE TO THE EXERCISE PRICE OF THE STOCK OPTION AT THE TIME THE STOCK OPTION IS EXERCISED.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

                                                             NUMBER OF
                                                             SECURITIES           VALUE OF
                                                             UNDERLYING          UNEXERCISED
                                                             UNEXERCISED        IN-THE-MONEY
                                                            OPTIONS/SARS        OPTIONS/SARS
                                                             AT FY-END           AT FY-END
                                                              (#)(A)                ($)
                         SHARES ACQUIRED       VALUE        EXERCISABLE/       EXERCISABLE/
NAME                     ON EXERCISE (#)    REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
----                     ---------------    -----------     -------------      -------------
Milton H. Ward                    0                0         365,000/NIL             NIL
S. Scott Shellhaas           30,000          $10,917         118,000/NIL             NIL

(A) Pursuant to the Kinross Merger, all options to acquire shares of Common Stock were converted into options to acquire common shares of Kinross at the rate of .8004 Kinross common share for each share of Common Stock subject to the option. Therefore, at the time of the Kinross Merger, the options granted by the Company to Messrs. Ward and Shellhaas were converted to options to acquire 292,146 and 94,447 common shares of Kinross, respectively.

PENSION AND BENEFITS

In connection with the Kinross Merger, the Retirement Plan for Exempt Employees of Amax Gold Inc. (the "Retirement Plan") was frozen as of June 30, 1998 and no further pension benefits have been accrued since that date. Prior to June 30, 1998 the Plan covered executive officers (except for Mr. Ward, who participates in the Cyprus Amax Retirement Plan for Salaried Employees.

The amount of annuity a retiring employee will receive on a single-life basis is determined under a formula set forth below. Upon retirement, a married employee receives a reduced annuity payment that continues after death to cover the surviving spouse, unless the employee and the spouse elect one of the alternative options of equivalent actuarial value. The benefit payable on the employee's normal retirement date is equal to: (i) 1.7% of annual earnings (base salary plus bonus) received by the employee during 1998 but prior to the freeze date of June 30, plus (ii) 1.7% of the employee's average annual earnings for the years 1993 through 1997 multiplied by the employee's service through 1997, minus (iii) 1.1 percent of the employee's Social Security offset multiplied by the employee's service through 1997, not to exceed 35 years. In addition, this benefit will be at least as great as the benefit under the Retirement Plan for Employees of the Company as of June 30, 1994, plus the benefit determined under the preceding sentence for service beginning July 1, 1994.

Under the Retirement Plan, the annual benefit for S. Scott Shellhaas payable at normal retirement age is $6,397. This amounts can be received as early as age 55 with reductions as provided for in the Retirement Plan.

CONSULTING AGREEMENT

Pursuant to the terms of an Agreement, entered into as of March 24, 1997 (the "Consulting Agreement"), between the Company and Lee Erdahl, Mr. Erdahl agreed to serve as the Company's Vice President and Chief Financial Officer. Mr. Erdahl received fees prorated at the rate of $25,000 per month for the periods for which services were performed and was reimbursed for travel and related expenses. If the Company was actively engaged in negotiations with another party relating to a business combination during the term of the Consulting Agreement and such discussions concluded in the closing of a business combination during the term of the Consulting Agreement or six months thereafter, Mr. Erdahl would receive (i) a cash bonus of $125,000 payable upon closing of such business combination and (ii) an additional cash bonus payable upon closing equal to the excess, if any, of (a) the closing price of Common Stock on the closing date and
(b) $6.875, the closing price of Common Stock on March 24, 1997, times 20,000. The Consulting Agreement was terminated pursuant to the Kinross Merger.

KEY EMPLOYEE SEPARATION PLAN

The Kinam Gold Inc. and Subsidiaries Key Employee Separation Plan, effective March 1997 (the "Separation Plan"), provided all executive officers (except Messrs. Ward and Erdahl) and certain other salaried employees of the Company with benefits in the event of a Change of Control (as defined in the Separation
Plan). The Separation Plan provided benefits, based on salary grade level, equal to between 52 weeks and 104 weeks of the employee's annual salary and bonus (with the president of the Company receiving 156 weeks of pay). In connection with the completion of the Kinross Merger, the Company paid to S. Scott Shellhaas the sum of $1,944,291 under the terms of the Separation Plan.

KINROSS COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to the Merger, the Compensation Committee consisted of Richard Block and Vernon Taylor, the directors of the Company, respectively with Mr. Taylor serving as Chairman. Mr. Ward is Chairman, President and Chief Executive Officer of Cyprus Amax Minerals Company, a former affiliate of the Company ("Cyprus Amax"). Mr. Ward was compensated by Cyprus Amax, and the Company reimbursed Cyprus Amax for a portion of his base salary and benefits attributable to his services as an officer of the Company. None of the present or former members of the Company's Compensation Committee served on the Cyprus Amax Compensation Committee, and no executive officers of the Company served on the Cyprus Amax Compensation Committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


        The Securities and Exchange Commission's rules addressing disclosure of executive compensation in Annual Reports on Form 10-K require the Compensation Committee of the Board to include in this Annual Report on Form 10-K a report from such committee addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of each of the Company's Chief Executive Officers during such fiscal year, and
(c) any relationship between such compensation and the Company's performance.


        Prior to June 1, 1998, the Company's executive compensation program was administered by the compensation committee of the Board, which consisted of Richard Block and Vernon Taylor, two former directors of the Company. The compensation committee was responsible for establishing the policies governing the Company's compensation program and the amount of compensation for each of the Company's independent directors and had oversight responsibility for all executive compensation and executive benefit programs of the Company. In connection with the closing of the Kinross Merger, the Board resigned whereupon a new Board was elected, which new Board appointed a new compensation committee consisting of Arthur H. Ditto, John W. Ivany and Brian W. Penny.

PRIOR POLICY

        It is the Board's understanding, based on a review of the report of the Compensation Committee for the year ended December 31, 1997 and financial records of the Company relating to executive compensation through June 1, 1998, that the Compensation Committee's policy regarding executive compensation from January 1, 1998 through June 1, 1998 was as follows:

        COMPENSATION PROGRAM. The Company's compensation program for executive officers consisted of base salary, annual incentives, long term incentives and a severance package that were tied to a review of the individual performance of and the Company's prior agreements with each executive officer, the Company's performance, overall business and economic conditions, and compensation data for companies competing for the same executive talent.

        Base Salary. The base salary for each executive officer, excluding the Chief Executive Officer, was established to be near the median base salary in the competitive marketplace and was adjusted based on the Compensation Committee's assessment of the executive officer's performance, the length of time in a certain position and the overall financial condition of the Company.

        Annual Incentive Program. Annual incentive awards were contingent on the Compensation Committee's year-end assessment of the performance of both the Company and the executive officer. Achievement of the Company's performance goals was not applied as part of a strict formula to determine the level of incentive awards, but, instead, was used by the Compensation Committee as a guideline in determining the awards. Awards were determined as a percentage of target amounts, with adjustments based on the Compensation Committee's subjective view of individual performance after consultation with the Company's executive management.

        Long Term Equity Compensation. Equity participation was intended to create a focus by executive management on key performance measures that drive stockholder values. Therefore, the Compensation Committee gave added significance to long term equity compensation in the form of stock options and long term performance based restricted stock awards. Awards reflected the Compensation Committee's view of the relative importance of the individual's position, his or her current performance and continuing contribution, and prospective impact on the Company's future success, as well as the creation of stockholder value. Stock options were granted under the 1992 Stock Option Plan with an exercise price equal to the fair market value of the Common Stock on the date of grant and vested on an accelerated basis in connection with the Kinross Merger. Restricted stock awards respecting the Common Stock were granted under the Key Executive Long-Term Incentive Plan (previously referred to as the Performance Share Plan), the restrictions on which lapsed on an accelerated basis in connection with the Kinross Merger.

        Severance Package. Pursuant to the Company's agreements with each of its executive officers and in connection with the Kinross Merger, an aggregate of $2,498,900 was paid to the executive officers.

        COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Mr. Ward, Chairman and Chief Executive Officer of the Company, was compensated by Cyprus Amax and the Company reimbursed Cyprus Amax for the portion of his base salary and benefits attributable to his services as an officer of the Company. In determining the compensation to be awarded to Mr. Ward for his services to the Company, the Compensation Committee considered the salaries paid to chief executive officers at competitive companies and the base salary payable to Mr. Ward under an employment agreement between Cyprus Amax and Mr. Ward. Mr. Ward's employment agreement with Cyprus Amax established a base salary and a bonus targeted at 100% of base salary but did not address reimbursement of Mr. Ward's salary and benefits by the Company. Approximately 7.3% of Mr. Ward's salary and benefits paid by Cyprus Amax were reimbursed by the Company.

        Mr. Ward was eligible to participate in the Company's Stock Option Plan and Key Executive Long-Term Incentive Plan. The Compensation Committee awarded to Mr. Ward 150,000 stock options effective January, 1998.

        SECTION 162(m) COMPLIANCE. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, federal income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation Committee intended to design the Company's compensation programs so that the total compensation paid to any employee would not exceed $1 million in any one year.

CURRENT POLICY


        In connection with the Kinross Merger, all options that had been granted respecting the Common Stock (including those granted to executive officers of the Company) were converted into options respecting common shares of Kinross, which converted options are exercisable subject to the applicable conversion ratio. All persons who held awards of restricted stock pursuant to the Company's Key Executive Long-Term Incentive Plan at the time of the Merger had the right to receive the cash value of such awards. As of June 1, 1998, the Company ceased paying all forms of compensation and reimbursement of compensation paid by third parties, including the accrual of benefits and the granting of awards under employee benefit plans maintained by the Company, to its executive officers, including the Company's Chief Executive Officer. The current compensation committee of the Board reports that such has been the policy of the Company since June 1, 1998.


        Since the date of the Kinross Merger, the Company has not paid compensation or other remuneration to its Chief Executive Officer or other executive officers. The Board does not anticipate any change to this policy during the foreseeable future.

Respectfully submitted,

ARTHUR H. DITTO
JOHN W. IVANY
BRIAN W. PENNY

                                PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return on the Common Stock, calculated on a dividend reinvested basis, from December 31, 1994 through May 31, 1998, compared with the S&P 500 Index and the U.S. Gold and Silver Index (XAU). As a result of the consumption of the Kinross Merger, after May 31, 1998 there was no public market for the Common Stock.



                              [PERFORMANCE GRAPH]


                             CUMULATIVE TOTAL RETURN
                          BASED ON INVESTMENT OF $1.00
                     FROM DECEMBER 31, 1994 TO MAY 31, 1998

                           Kinam                   XAU             S&P500
                           -----                  ----             ------
31-Dec-94                   1.00                  1.00              1.00
31-Dec-95                   1.21                  1.10              1.34
31-Dec-96                   1.06                  1.07              1.61
31-Dec-97                   0.39                  0.68              2.11
31-May-98                   0.53                  0.68              2.38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


As of March 31, 1999, the following table sets forth the amount of all equity securities of the Company that are beneficially owned by each director of the Company, each of the Named Executive Officers and all directors and executive officers of the Company as a group. The table segregates shares held from those beneficially owned through ownership of options to purchase shares of Common Stock. A person is considered to "beneficially own" any shares (i) over which such person exercises sole or shared voting or investment power or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (e.g., through the exercise of stock options). Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth opposite his or her name.




                                              NUMBER OF SHARES         NUMBER OF SHARES
                                                  OF THE                    OF THE
                                               COMPANY COMMON          COMPANY SERIES B
DIRECTORS                                        STOCK(1)(2)           PREFERRED STOCK
---------                                     ----------------         ----------------
Arthur H. Ditto                                      NIL                     NIL
Brian W. Penny                                       NIL                     NIL
John M.H. Huxley                                     NIL                     NIL
John W. Ivany                                        NIL                     NIL
John A. Brough                                       NIL                     NIL

NAMED EXECUTIVE OFFICERS
------------------------

Arthur H. Ditto                                      NIL                     NIL
Deborah Friedman(3)                                  NIL                     NIL
Scott Shellhaas(3)                                   NIL                     NIL
Milton H. Ward(3)                                    NIL                     NIL

All directors and executive officers and
as a group (7 persons)                       NIL                     NIL


(1)     All amounts shown are less than one percent of the class.

(2) Each share of $3.75 Series B Preferred Stock is convertible into 4.8512 shares of Common Stock of Kinross.

(3)     Ceased to be an officer of the Company pursuant to the Kinross Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


As of March 31, 1999, the following is, to the knowledge of the Company, the only person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is a beneficial owner of more than five percent of the Common Stock:


                        NAME AND ADDRESS                            AMOUNT AND NATURE           PERCENT
TITLE OF CLASS          OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP        OF CLASS
--------------          -------------------                      -----------------------        --------
Common                  Kinross Gold U.S.A., Inc.                       92,213,988               100.00%
                        185 South State Street, Suite 820
                        Salt Lake City, Utah 84111

The Company is not aware of any beneficial owners of more than 5% of the Preferred Stock.

APPOINTMENT OF AUDITOR


The Audit Committee has recommended, and the Board has selected, the firm of Deloitte & Touche LLP of Toronto, Ontario, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, subject to ratification by the Company's shareholders. Deloitte & Touche LLP was appointed as auditors of the Company on June 1, 1998 in connection with to the Kinross Merger. Prior to such date, Price Waterhouse LLP were the auditors to the Company. Price Waterhouse LLP resigned as auditors to Company upon completion of the Kinross Merger. The reports of Price Waterhouse LLP on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified as to uncertainty, scope or principle. Management is unaware of any disagreement between the Company and Price Waterhouse LLP with respect to accounting principles for periods prior to the resignation of Price Waterhouse LLP. The Board of Directors recommends that shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditor. Representatives of Deloitte & Touche LLP may be present at the Annual Meeting and, if present, will have an opportunity to make a statement if they so desire and respond to appropriate questions. The Company does not anticipate that representatives of Price Waterhouse LLP will attend the Annual Meeting.


OTHER MATTERS

As of the date of this Information Statement, the Board knows of no other matters to be presented for action at the Annual Meeting.


Proposals by shareholders to be presented at the next annual meeting of shareholders of the Company must be received by the Company at least 60 days prior to the anniversary date of the last annual meeting in order to be included in the Company's information or proxy, statement related to that meeting. The proponent must be a shareholder entitled to vote at the next annual meeting. The Company may refuse to include any shareholder proposal in the information or proxy statement related to the meeting in the event that: (i) the proposal is not submitted to the Company within the requisite time specified herein; (ii) the proposal is submitted primarily for the purpose of enforcing a personal claim or redressing a personal grievance against the Company or any of its officers, directors or security holders, or for a purpose not related in any significant way to the business or affairs of the Company; (iii) the Company, at the shareholders' request, included a proposal in a management information circular relating to a meeting of shareholders held within two years preceding receipt of the request, and the shareholder failed to present the proposal at the meeting; or (iv) substantially the same proposal was submitted to shareholders with respect to a meeting of shareholders held within two years preceding receipt of the shareholders' request and the proposal was defeated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of the Securities Exchange Act of 1934 and related rules require the Company's directors and executive officers to file reports of beneficial ownership and changes of beneficial ownership with the Securities and Exchange Commission and with the Company. After reviewing the reports filed by the directors and executive officers of the Company, the Company believes that the directors and executive officers filed all of the reports they were required to file in 1998: however, John A. Brough, Arthur H. Ditto, John M.H. Huxley, John
W. Ivany, Brian W. Penny, Shelley M. Riley and Robert H. Schafer failed to timely file Forms 3 in connection with their appointments as directors and executive officers of the Company following the Kinross Merger, which Forms 3 were filed on December 18, 1998.


ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom an information statement is provided by the Board, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Shelley M. Riley, Secretary of the Company, at 57th Floor, 40 King Street West, Toronto, Ontario M5H 3Y2.


                                        BY ORDER TO THE BOARD OF DIRECTORS

                                        /s/ Shelley M. Riley
                                        ----------------------------------------
                                        Shelley M. Riley
                                        Corporate Secretary

TORONTO, ONTARIO
APRIL 30, 1999